Exhibit 99.01
Media Contact:
Edelman
Colleen Kuhn
+ 1 650.762.2804
colleen.kuhn@edelman.com

Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com

Immersion Corporation Reports First Quarter 2016 Results; Files Second Complaint Against Apple Inc., AT&T Inc., and AT&T Mobility LLC with U.S. International Trade Commission and in U.S. Federal District Court
SAN JOSE, Calif., May 5, 2016 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2016.
Results for the quarter ended March 31, 2016
Total revenues for the first quarter of 2016 were $13.6 million, a decrease of 16% compared to $16.3 million for the first quarter of 2015. Royalty and license revenues of $13.4 million for the first quarter of 2016 were down 16% from the same period last year, driven primarily by the absence of revenue from Samsung.
Net loss for the first quarter of 2016 was $(2.7) million, or $(0.09) per basic and diluted share. This compares to net loss of $(59) thousand, or $0.00 per basic and diluted share, for the first quarter of 2015. Net loss for the first quarter of 2016 includes certain non-cash tax expenses and benefits associated with the company’s international tax structure, resulting in an effective tax rate for the quarter of 38.7%.
Non-GAAP net loss for the first quarter of 2016 was $(1.2) million, or $(0.04) per basic and diluted share, compared with non-GAAP net income of $1.7 million, or $0.06 per diluted share, for the first quarter of 2015. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of March 31, 2016, Immersion’s cash, cash equivalents and short term investments were $60.8 million, down from $64.9 million as of December 31, 2015.

Litigation Update

Samsung: In the first quarter of 2016, Immersion initiated arbitration against Samsung with the International Chamber of Commerce to resolve a dispute around wind down rights under the license agreement between Immersion and Samsung that expired at the end of 2015. Under that agreement, Samsung had the right to purchase wind down rights prior to the expiration of the agreement that would allow Samsung to continue to sell certain Samsung products using Immersion technology for a period of time after expiration of the agreement, but Samsung did not exercise this right. Samsung continues to ship products that were licensed under the agreement without a wind down right, and Immersion has filed arbitration seeking damages. Samsung remains unlicensed for any new products using Immersion technology that have been launched after the end of 2015.

Apple: In the first quarter of 2016, Immersion filed a complaint against Apple Inc., AT&T Inc. and AT&T Mobility LLC in the U.S. International Trade Commission and in the U.S. District Court for the District of Delaware alleging that the Apple iPhone 6, Apple iPhone 6 Plus, Apple iPhone 6s, Apple iPhone 6s Plus, Apple Watch, Apple Watch Sport and Apple Watch Edition infringe certain Immersion patents covering haptic feedback systems and methods in electronic devices. The ITC instituted an investigation on March 14, 2016, and scheduled a claim construction hearing on July 20, 2016, a hearing on November 14-18, 2016, an initial determination date of February 17, 2017 and a target date for completion of the investigation of June 19, 2017. The District Court action has been stayed until the determination of the ITC becomes final.

Immersion also announced today that it has filed a second complaint with the ITC against Apple, AT&T, and AT&T Mobility LLC and a corresponding patent infringement complaint against Apple, AT&T and AT&T Mobility in the U.S. District Court for the District of Delaware. The complaints allege that the Apple iPhone 6s, Apple iPhone 6s Plus, the MacBook and the MacBook Pro with Retina Display infringe certain Immersion patents, including patents covering pressure-related haptics.

The complaints assert infringement by the Apple iPhone 6s and Apple iPhone 6s Plus of the following three Immersion patents:
U.S. Patent No. 8,749,507, “Systems and Methods for Adaptive Interpretation of Input from a Touch-Sensitive Input Device”
U.S. Patent No. 7,808,488, “Method and Apparatus for Providing Tactile Sensations”
U.S. Patent No. 8,581,710, “Systems and Methods for Haptic Confirmation of Commands”
The complaints also assert infringement by the Apple MacBook and Apple MacBook Pro with Retina display of the following Immersion patent:
U.S. Patent No. 7,336,260, “Method and Apparatus for Providing Tactile Sensations”
Sony: In the first quarter of 2016, Immersion received a favorable ruling in an arbitration against Sony Computer Entertainment America, LLC and Sony Computer Entertainment, Inc. resolving whether certain Sony products sold in Japan were covered by one of Immersion’s Japanese patents and thus were royalty-bearing products under the 2007 license agreement between the parties. On April 26, 2016, the District Court for the Northern District of California issued an order granting Immersion’s petition to confirm the arbitral award and denying Sony’s motion to vacate the award.
Management Commentary

“I am pleased with the results we achieved in the March quarter despite a change in customer mix as we work to protect and preserve our intellectual property with top-tier mobile OEMs,” said Vic Viegas, chief executive officer of Immersion. “During the quarter, we continued to see momentum in our business, including the launch of new mobile devices featuring our TouchSense software, multiple haptically-enabled advertising campaign wins and the addition of new content gaming partners. With our latest win against Sony, we also achieved another proof point that our gaming intellectual property portfolio remains relevant.”

“Based on our March quarter performance and current outlook, we remain on track towards our 2016 revenue outlook of $55 million to $65 million, with non-GAAP net income ranging from non-GAAP net loss of $(8) million to non-GAAP net income of $3 million. Our healthy business fundamentals and strong financial position provide a solid platform to make the necessary yet fiscally responsible investments to strengthen and position our business for long-term, profitable growth," concluded Mr. Viegas.

Recent Business Highlights

•
Immersion renewed its license agreement with MEIZU Technology Co. Ltd., a leading manufacturer of mobile devices in China, for the use of Immersion TouchSense® technology in MEIZU branded smartphones. MEIZU's recently launched PRO 6 series feature a number of different use cases with Immersion's haptic technology, such as the back button, long-click home button, incoming calls, dial pad and keyboard.

•
Immersion and CRI Middleware Co., Ltd., a leading provider of audio and video solutions for the gaming industry in Japan, signed an agreement to enable game developers using CRI Middleware platform's CRIWARE to incorporate Immersion's TouchSense® technology in their Android mobile games.

•
Immersion’s TouchSense® haptic technology was featured in Kyocera's New DuraForce XD Smartphone. This full-feature smartphone uses Immersion's TouchSense Haptic Enabling Kit to enhance user functionality with touch feedback. Immersion's haptic technology precisely controls the actuator(s) in the device to create nuanced tactile effects that simulate the connected experience of the physical world.

•
Immersion delivered eight advertising campaigns with haptics in the first quarter of 2016 through Opera Mediaworks' ad network and TF1, the largest broadcast network channel in France, spanning multiple industries including consumer brands, automotive and entertainment.

•
Immersion’s TouchSense® Technology was featured in the in-app mobile ad for the Lexus GS F. Lexus, in partnership with its advertising agency Team One, has launched a haptic ad campaign for the first-ever Lexus GS F that currently runs on Opera Mediaworks-enabled Android mobile apps in the United States. Team One, Immersion and Opera Mediaworks worked together to enhance the Lexus mobile ad with sophisticated tactile effects to capture how it feels to drive the most powerful Lexus sedan.

Conference Call Information
Immersion will host a conference call with company management on Thursday, May 5, 2016 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2016 and the second complaint filed against Apple, Inc., AT&T Inc. and AT&T Mobility LLC. To participate on the live call, analysts and investors should dial +1

888-505-4368 (conference ID: 2420849) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology. The company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games and videos; restore “mechanical” feel by providing intuitive and unmistakable confirmation; may improve safety by reducing distractions while driving; provide realistic touch feedback when performing robotic medical procedures and training simulations; and expand usability when audio and visual feedback are ineffective. Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile phone, automotive, gaming, medical, and consumer electronics products from world class companies. With over 2,200 issued or pending patents in the U.S., China and other countries, Immersion helps bring the digital universe to life. Learn more at www.immersion.com.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income and Non-GAAP net income per diluted share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.
Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding the momentum of Immersion’s business, the benefits of the outcome of the arbitration against Sony, the relevance of our intellectual property portfolio and our expectation that revenues for 2016 will be in the range of $55 million to $65 million and non-GAAP net income for 2016 ranging from a non-GAAP net loss of $8 million to non-GAAP net income of $3 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; ability to track and retain partners, the continued popularity of mobile games, mobile advertisements and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2015 which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.
(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$20,879	$25,013
Short-term investments	39,927	39,918
Accounts receivable, net	4,774	1,213
Prepaid expenses and other current assets	2,679	2,790
Total current assets	68,259	68,934
Property and equipment, net	4,412	4,589
Deferred income tax assets	26,262	24,633
Prepaid income taxes	6,270	6,995
Intangibles and other assets, net	245	264
TOTAL ASSETS	$105,448	$105,415
LIABILITIES
Accounts payable	$2,978	$650
Accrued compensation	2,769	4,840
Other current liabilities	2,782	2,999
Deferred revenue	6,943	6,696
Total current liabilities	15,472	15,185
Long-term deferred revenue	1,121	2,516
Other long-term liabilities	837	1,099
TOTAL LIABILITIES	17,430	18,800
STOCKHOLDERS’ EQUITY	88,018	86,615
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$105,448	$105,415

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues:
Royalty and license	$13,448	$16,012
Development, services, and other	175	275
Total revenues	13,623	16,287
Costs and expenses:
Cost of revenues	23	115
Sales and marketing	3,803	4,210
Research and development	4,312	3,727
General and administrative	10,090	8,293
Amortization of intangibles	3	12
Total costs and expenses	18,231	16,357
Operating loss	(4,608)	(70)
Interest and other income (expense)	212	(25)
Loss before benefit for income taxes	(4,396)	(95)
Benefit for income taxes	1,701	36
Net loss	$(2,695)	$(59)
Basic and diluted net loss per share	$(0.09)	$0.00
Shares used in calculating basic and diluted net loss per share	28,493	28,587

Immersion Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
GAAP Net loss	$(2,695)	$(59)
Add: Stock-based compensation	2,334	1,740
Less: Benefit for income taxes	(1,701)	(36)
Add: Non-GAAP Benefit for income taxes (at 19%)	835	18
Non-GAAP Net income (loss)	$(1,227)	$1,663
Non-GAAP earnings (loss) per share	$(0.04)	$0.06
Shares used in calculating Non-GAAP earnings (loss) per share	28,493	27,818

Note: Shares used in calculating Non-GAAP earnings per share have been adjusted for the three months ended March 31, 2015 period for potentially dilutive securities of 227,000 shares for restricted stock units and 542,000 shares for stock options that are not included in
GAAP net loss per share calculation.